As filed with the Securities and Exchange Commission on May 20, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

American Capital Agency Corp.

(Exact name of registrant as specified in its charter)

Delaware	26-1701984
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip code)

AMERICAN CAPITAL AGENCY CORP. EQUITY INCENTIVE PLAN FOR INDEPENDENT DIRECTORS

(Full title of the plan)

Samuel A. Flax, Esq.

Executive Vice President and Secretary

American Capital Agency Corp.

2 Bethesda Metro Center, 14th Floor

Bethesda, Maryland 20814

(301) 968-9300

(Name and address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common stock, par value $0.01 per share (the “Common Stock”)	100,000	$19.63	$1,963,000.00	$77.15

(1)

Represents the maximum number of shares of Common Stock issuable under the American Capital Equity Incentive Plan for Independent Directors (the "Plan"). Pursuant to Rule 416 under the Securities Act of 1933, as amended, (the “Securities Act”) this registration statement also covers an additional indeterminate amount of shares to be offered or sold pursuant to the Plan and shares that may become issuable under the Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)	Computed in accordance with Rule 457(h) under the Securities Act based on the average of the high and the low prices of the Common Stock reported on The NASDAQ Global Market on May 15, 2008.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in this Part I will be sent by American Capital Agency Corp. (the “Corporation”) to plan participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Corporation with the SEC are incorporated by reference in this registration statement:

(a) The Corporation’s prospectus, dated May 14, 2008, filed pursuant to Rule 424(b) under the Securities Act (the “Prospectus”);

(b) The description of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”), contained in the Corporation’s Registration Statement on Form 8-A filed with the SEC on May 9, 2008 to register the Common Stock under the Exchange Act of 1934, as amended, (the “Exchange Act”) including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law, as amended, allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock purchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses, (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred by the indemnified person and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event such person is adjudged liable to the corporation unless a court believes that in light of all the circumstances indemnification should apply.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his dissent to such actions to be entered in the books containing the minutes of the meetings of the Board of Directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Article Seventh of our amended and restated certificate of incorporation provides that our directors shall not be personally liable to us and our stockholders for monetary damages for breach of certain fiduciary duties as a director, except for liability to the extent such director has committed willful misfeasance, bad faith, gross negligence or reckless disregard of such director’s duties involved in the conduct of the office of director.

Our amended and restated bylaws and certificate of incorporation provide that we may indemnify any person who is or was a director, officer, employee or agent of us to the fullest extent permitted by Delaware law. The indemnification provisions contained in our amended and restated bylaws and certificate of incorporation are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

Pursuant to the underwriting agreement to be entered into in connection with an offering of common stock pursuant to the Company's registration statement on Form S-11, a substantially final form of which is filed as an exhibit to such registration statement, the underwriters will agree to indemnify our directors, officers and persons controlling us, within the meaning of the Securities Act, the Exchange Act or any U.S. federal or state statutory law or regulation or at common law or otherwise, against certain liabilities that might arise out of or are based upon certain information furnished to us by any such underwriter.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
3.1*	Form of Amended and Restated Certificate of Incorporation of American Capital Agency Corp.

3.2*	Form of Amended and Restated Bylaws of American Capital Agency Corp.

4.1**	Form of Certificate for Common Stock.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

10.1	American Capital Agency Corp. Equity Incentive Plan for Independent Directors.

10.2***	Form of Restricted Stock Agreement for independent directors.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP.

24.1	Power of Attorney

*	Incorporated by reference to the like-numbered exhibit to Amendment No. 3 to the Corporation's Registration Statement on Form S-11 (Registration No. 333-149167), filed with the SEC on April 28, 2008.
**	Incorporated by reference to the like-numbered exhibit to Amendment No. 4 to the Corporation's Registration Statement on Form S-11 (Registration No. 333-149167), filed with the SEC on May 9, 2008.
***	Incorporated by reference to Exhibit 10.6 to Amendment No. 4 to the Corporation’s Registration Statement on Form S-11 (Registration No. 333-149167), filed with the SEC on May 9, 2008.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of New York, State of New York, on May 20, 2008.

AMERICAN CAPITAL AGENCY CORP.

By:	/s/ Samuel A. Flax
Name:	Samuel A. Flax
Title:	Executive Vice President and Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
* Malon Wilkus	Chief Executive Officer (Principal Executive Officer)	May 20, 2008

* John R. Erickson	Chief Financial Officer (Principal Executive Officer)	May 20, 2008

* Alvin N. Puryear	Director	May 20, 2008

	Director	May , 2008
Morris A. Davis

* Randy E. Dobbs	Director	May 20, 2008

* Larry K. Harvey	Director	May 20, 2008

* By:	/s/ Samuel A. Flax
Samuel A. Flax, Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
3.1*	Form of Amended and Restated Certificate of Incorporation of American Capital Agency Corp.

3.2*	Form of Amended and Restated Bylaws of American Capital Agency Corp.

4.1**	Form of Certificate for Common Stock.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

10.1	American Capital Agency Corp. Equity Incentive Plan for Independent Directors.

10.2***	Form of Restricted Stock Agreement for independent directors.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP.

24.1	Power of Attorney

*	Incorporated by reference to the like-numbered exhibit to Amendment No. 3 to the Corporation's Registration Statement on Form S-11 (Registration No. 333-149167), filed with the SEC on April 28, 2008.
**	Incorporated by reference to the like-numbered exhibit to Amendment No. 4 to the Corporation's Registration Statement on Form S-11 (Registration No. 333-149167), filed with the SEC on May 9, 2008.
***	Incorporated by reference to Exhibit 10.6 to Amendment No. 4 to the Corporation’s Registration Statement on Form S-11 (Registration No. 333-149167), filed with the SEC on May 9, 2008.